Exhibit 10.16
CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS CONSENT AND FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of March 19, 2020, by and among (a) SILICON VALLEY BANK, a California corporation (“SVB” or “Bank”), in its capacity as administrative agent and collateral agent (“Agent”), (b) SVB as a lender, (c) WESTRIVER INNOVATION LENDING FUND VIII, L.P., a Delaware limited partnership (“WestRiver”), as a lender (SVB and WestRiver and each of the other “Lenders” from time to time a party hereto are referred to herein collectively as the “Lenders” and each individually as a “Lender”), and (d) PHASEBIO PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), whose address is 1 Great Valley Parkway, Suite 30, Malvern, PA 19355.
Recitals
A.Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of March 25, 2019 (as the same may from time to time be amended, modified, supplemented, or restated, including, without limitation, by that certain Consent to Loan and Security Agreement dated as of April 10, 2019, collectively, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B.Borrower has requested that Lenders amend the Loan Agreement to (i) modify the Collateral description and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

C.Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

D.In addition, Borrower has agreed (i) to transfer to SFJ, pursuant to the terms of the Co-Development Agreement, certain business related to Borrower’s product containing PB2452 that is described in Exhibit A to the Co-Development Agreement, and (ii) to grant to SFJ a security interest in certain assets of the Borrower, pursuant to the Co-Development Agreement.

E.Section 7.1 of the Loan Agreement provides that Borrower shall not convey, sell, lease, transfer, assign, or otherwise dispose of all or any part of its business or property without the prior written consent of the Lenders.

F.Section 7.5 of the Loan Agreement provides that Borrower shall not create, incur, allow, or suffer any Lien on any of its property, except as is otherwise permitted in Section 7.1 of the Loan Agreement and the definition of “Permitted Liens” therein, without the prior written consent of the Lenders.

G.Borrower has requested that Lenders agree to waive the provisions of Sections 7.1 and 7.5 of the Loan Agreement with respect to Borrower’s entry into and performance of the Co-Development Agreement.

H.Lenders have agreed to so consent to Borrower’s entry into the Co-Development Agreement and the consummation of the transactions contemplated thereby, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Consent. Subject to the terms of Section 9 below, Lenders hereby consent to Borrower’s entry into the Co-Development Agreement and the consummation of the transactions contemplated thereby, notwithstanding anything to the contrary contained in the Financing Agreement or any other Loan Document.

3.Amendments to Loan Agreement.

3.1Section 4.4 (Pledge of Account). New Section 4.4 hereby is added to the Loan Agreement to read as follows:
“4.4    Pledge of Account. At all times following the date that (a) the Co-Development Agreement is terminated for any reason or (b) Borrower breaches or is in default of the Co-Development Agreement for any reason (after giving effect to any applicable grace periods provided in the Co-Development Agreement), Borrower hereby pledges and grants to Agent, for the ratable benefit of the Lenders, a security interest in the Pledged Account and agrees to take such actions as Agent shall reasonably request in connection with the Pledge Agreement, including, but not limited to, establishment of the Pledged Account containing at all times an amount of unrestricted cash equal to at least the aggregate outstanding balance of all of the Obligations as security for the prompt payment of such Obligations.”
3.2Section 6.7 (Protection of Intellectual Property Rights). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7    Protection and Registration of Intellectual Property Rights.
(a)    (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.
(b)    If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lenders in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Lenders in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Lenders to perfect and maintain a first priority perfected security interest in such property.
(c)    Provide written notice to Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed

“Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents.”
3.3Section 14 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 14.1 of the Loan Agreement, as appropriate, to read as follows:

“Co-Development Agreement” means that certain Co-Development Agreement dated as of January 9, 2020, by and between Borrower and SFJ, as amended, modified, supplemented, and/or restated from time to time.
“First Amendment Effective Date” is March 19, 2020.
“IP Agreement” is that certain Intellectual Property Security Agreement by and among Borrower, SVB as administrative agent and collateral agent, SVB as a lender, and WestRiver as a lender dated as of the First Amendment Effective Date, as may be amended, modified or restated from time to time.
“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, the IP Agreement, the Perfection Certificate, each Disbursement Letter, the Lender Intercreditor Agreement, any Bank Services Agreement, any Control Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Agent and the Lenders in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.
“Pledge Agreement” means that certain Bank Services Cash Pledge Agreement together with Annex I attached thereto executed by Borrower in favor of Bank on or about the First Amendment Effective Date.
“Pledged Account” means Borrower’s restricted account number xxx-xxxx-179 held at Bank.
“SFJ” means SFJ Pharmaceuticals X, Ltd., an SFJ Pharmaceuticals Group company and corporation organized and existing under the laws of the Cayman Islands, having its principal place of business at SIX, 2nd Floor, Cricket Square PO Box 2681, Grand Cayman, KY1-1111 Cayman Islands.
3.4Exhibit A (Collateral Description). Exhibit A to the Loan Agreement hereby is replaced with Exhibit A attached hereto.

4.Limitation of Consent and Amendment.

4.1This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.

4.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.Representations and Warranties. To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

5.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3The organizational documents of Borrower delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms, and agrees that said IP Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

7.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Agent in such Perfection Certificate have not changed, as of the date hereof.

8.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Agent of (i) this Amendment by each party hereto, (ii) an updated Corporate Borrowing Certificate from Borrower in the form satisfactory to Agent, (iii) the IP Security Agreement, and (iv) a subordination agreement, in form satisfactory to Agent, duly executed by SFJ, (b) filing of a UCC-3 financing statement amendment, prepared in connection with the amended Collateral description, and (c) Borrower’s payment to Lenders of all Lenders’ Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at SVB.

10.Post-Closing Condition. As soon as possible, but no later than April 19, 2020, Borrower shall deliver to Bank the Pledge Agreement, duly executed by Borrower.

[Balance of Page Intentionally Left Blank]288554109.3
354271-000840

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:
PHASEBIO PHARMACEUTICALS, INC.

By: /s/ Jonathan Mow

Name: Jonathan Mow

Title: Chief Executive Officer

[Signature Page to Consent and First Amendment to Loan and Security Agreement]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

AGENT:
SILICON VALLEY BANK, as Agent

By: /s/ Thomas F. Gordon

Name: Thomas F. Gordon

Title: Managing Director

LENDER:
SILICON VALLEY BANK, as Lender

By: /s/ Thomas F. Gordon

Name: Thomas F. Gordon

Title: Managing Director

[Signature Page to Consent and First Amendment to Loan and Security Agreement]288554109.3
354271-000840

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER:

WESTRIVER INNOVATION LENDING FUND VIII, L.P.

By: /s/ Trent Dawson

Name: Trent Dawson

Title: Chief Financial Officer

[Signature Page to Consent and First Amendment to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
288554109.3
354271-000840

CORPORATE BORROWING CERTIFICATE

Borrower:	PHASEBIO PHARMACEUTICALS, INC.	Date: March __, 2020
Lenders:	SILICON VALLEY BANK ("Bank") and
WESTRIVER INNOVATION LENDING FUND VIII, L.P.

I hereby certify as follows, as of the date set forth above:

1.    I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.    Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.    Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.    The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until the Lenders receive written notice of revocation from Borrower.

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐
☐
☐
☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lenders.
Execute Loan Documents. Execute any loan documents the Lenders require.
Grant Security. Grant the Lenders a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Apply for Letters of Credit. Apply for letters of credit from Bank.
Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions with Bank.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.    The persons listed above are Borrower's officers or employees with their titles and signatures shown next to their names.

PHASEBIO PHARMACEUTICALS, INC.

By:

Name:

Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name:

Title: